Exhibit 10.8

THIRD AMENDMENT

TO

THE GEON COMPANY

SECTION 401(a)(17) BENEFIT RESTORATION PLAN

PolyOne Corporation hereby adopts this Third Amendment to The Geon Company Section 401(a)(17) Benefit Restoration Plan (the “Plan”) effective May 31, 2003. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

I.

No further amounts shall be credited to the Plan Account of any Participant pursuant to Section 4.1 or 4.2 of the Plan for any period after May 31, 2003. However, Plan Accounts will continue to be credited with earnings as set forth in Section 4.3 of the Plan for periods on and after May 31, 2003. The remaining provisions of this Third Amendment to the Plan are intended to implement the foregoing provisions of this paragraph.

II.

Section 4.1 of the Plan is hereby amended by the addition of the following new paragraph at the end thereof:

“Notwithstanding the foregoing provisions of this Section 4.1, no Participant’s Plan Account shall be credited with an amount or amounts applicable to Excess Earnings attributable to any period after May 31, 2003.”

III.

The first sentence of Section 4.2 of the Plan is hereby amended to read as follows:

“A Participant with Excess Earnings during any Plan Year commencing prior to December 31, 2002 and during the partial Plan Year of January 1, 2003 to May 31, 2003 may elect to reduce his or her compensation that would be Excess Earnings for such Plan Year at a percentage rate of Excess Earnings not in excess of 6% as elected by the Participant on a form provided by the Company and have the amount by which the Participant’s compensation is reduced credited to the Participant’s Plan Account.”

IV.

The third sentence of Section 4.3 of the Plan is hereby amended to read as follows:

“Notwithstanding the foregoing provisions of this Article 4.3: The Committee may establish rules and procedures whereunder a Participant may elect that the Participant’s Account be credited or debited with earnings and losses equal to the earnings and losses on a specified investment or specified investments other than the Fixed Income Fund of the Savings Plan (or alternative rate of return, if applicable), provided, however, that PolyOne Corporation common stock may not be a specified investment for purposes of the Plan.”

EXECUTED this 31st day of May, 2003.

POLYONE CORPORATION

By:	/s/ Kenneth M. Smith
Title: Vice President